UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

OFS Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	46-1339639
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.95% Notes due 2026	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-222419
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby consist of the 5.95% Notes due 2026 (the “Notes”) of OFS Capital Corporation, a Delaware corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “OFSSI”. As of October 15, 2019, the Registrant has sold and issued $50,000,000 in aggregate principal amount of the Notes and granted an option to the underwriters to purchase up to an additional $7,500,000 in aggregate principal amount of the Notes.
For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (Registration No. 333-222419) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated October 9, 2019, as filed with the Commission on October 10, 2019 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.
Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1
Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

3.2	Certificate of Correction to Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with the Company’s annual report on Form 10-K filed on March 26, 2013).

3.3	Bylaws of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

4.1
Form of Base Indenture between OFS Capital Corporation and U.S. Bank National Association, as Trustee (filed previously in connection with the Company’s registration statement on Form N-2 (File No. 333-200376) filed on November 19, 2014.).

4.2
Third Supplemental Indenture dated as of October 15, 2019, between OFS Capital Corporation and U.S. Bank National Association, as Trustee (filed previously in connection with Post-Effective Amendment No. 6 to the Company’s registration statement on Form N-2 (333-222419) filed on October 15, 2019).

4.3	Form of Global Note with respect to the 5.95% Notes due 2026 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2019	OFS Capital Corporation

	By:	/s/ Jeffrey A. Cerny
Jeffrey A. Cerny
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1
Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

3.2	Certificate of Correction to Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with the Company’s annual report on Form 10-K filed on March 26, 2013).

3.3	Bylaws of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

4.1
Form of Base Indenture between OFS Capital Corporation and U.S. Bank National Association, as Trustee (filed previously in connection with the Company’s registration statement on Form N-2 (File No. 333-200376) filed on November 19, 2014.).

4.2
First Supplemental Indenture dated as of April 16, 2018, between OFS Capital Corporation and U.S. Bank National Association, as Trustee (filed previously in connection with Post-Effective Amendment No. 2 to the Company’s registration statement on Form N-2 (333-217302) filed on April 16, 2018).

4.3	Form of Global Note with respect to the 6.375% Notes due 2025 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).